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                                                                    Exhibit 99.1

                                                                    News Release

                                                   AmerisourceBergen Corporation
                                                   P.O. Box 959
                                                   Valley Forge, PA 19482

[LOGO OF AMERISOURCEBERGEN]

Contact:    Michael N. Kilpatric
            610-727-7118
            mkilpatric@amerisource.com

                      AMERISOURCEBERGEN SIGNS AGREEMENT TO
                      PURCHASE US BIOSERVICES CORPORATION

   Largest Pharmaceutical Distributor Adds Specialty Pharmaceuticals Services
                                    Business

         VALLEY FORGE, Pa. December 13, 2002--AmerisourceBergen Corporation (NYSE:ABC), the largest pharmaceutical services company in the U.S. dedicated solely to the pharmaceutical supply channel, today announced that it has signed a definitive agreement to purchase US Bioservices Corporation, a privately held company (approximately 58 percent of which is owned by Whitney and Company), in a transaction with a base purchase price valued at approximately $160 million including assumed debt. The agreement also provides for contingent payments of up to $30 million based on US Bioservices achieving defined earnings targets through the end of the first quarter of calendar year 2004. Both the base purchase price and the contingent payments are subject to potential adjustments at closing. The transaction is expected to close during the March 2003 quarter. US Bioservices is a national pharmaceutical services provider focused on the management of high-cost, complex therapies and reimbursement support, and it anticipates revenues of about $120 million in the 2002 calendar year.

         AmerisourceBergen expects the acquisition to be slightly accretive to the Company's fiscal 2003 earnings per share expectations of 20 percent growth over the previous year's 42 percent earnings per share increase, excluding special charges.

         "We look forward to the contribution that US Bioservices will make to our specialty pharmaceutical business," said R. David Yost, AmerisourceBergen's Chief Executive Officer. "US Bioservices brings service capabilities in a variety of areas including special pediatrics therapies, complex blood therapies and reimbursement services."

         "Adding US Bioservices expands the Company's capability to support the unique needs that pharmaceutical manufacturers have when they launch complex products into the small, targeted markets that are important to many biotechnology pharmaceutical companies," said Steven H. Collis, Senior Vice President and President of AmerisourceBergen Specialty Group. "Manufacturers can come to AmerisourceBergen for complete support in launching new specialty products, including distribution and logistics, physician and patient education, and reimbursement."

         AmerisourceBergen has agreed to issue approximately 2.4 million shares of its common stock upon the closing of the transaction. The shares of common stock that AmerisourceBergen has agreed to issue upon the closing of the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy such shares in any jurisdiction in which such an offer or sale would be unlawful.

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                                                                    News Release

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital systems/acute care market, alternate care and mail order facilities, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the institutional pharmacy marketplace. With more than $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people serving over 25,000 customers. For more information got to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing future financial and operating results of AmerisourceBergen and the benefits and aspects of the 2001 merger between AmeriSource Health Corporation and Bergen Brunswig Corporation.

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                                                                    News Release

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the businesses of AmeriSource and Bergen Brunswig will not be integrated successfully; failure to obtain and retain expected synergies; and other economic, business, competitive and/or regulatory factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2001, its Quarterly Reports on Form 10-Q for fiscal 2002, and the joint proxy statement-prospectus for the merger filed on August 1, 2001.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements whether as a result of new information, future events or otherwise.